      As filed with the Securities and Exchange Commission on November 30, 1998

                                                     Registration No. _________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   ----------

                               OFFICE DEPOT, INC.
             (Exact name of registrant as specified in its charter)


                DELAWARE                                   59-2663954
      (State or other jurisdiction                      (I.R.S. Employer
    of incorporation or organization)                Identification Number)


              2200 OLD GERMANTOWN ROAD, DELRAY BEACH, FLORIDA 33445
                    (Address of principal executive offices)

               OFFICE DEPOT, INC. LONG-TERM EQUITY INCENTIVE PLAN
                VIKING DIRECT SAVINGS RELATED SHARE OPTION SCHEME
                            (Full title of the plans)

                             MR. BARRY J. GOLDSTEIN
                               OFFICE DEPOT, INC.
                            2200 OLD GERMANTOWN ROAD
                           DELRAY BEACH, FLORIDA 33445
                                 (438) 278-4800
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:
                              Toni B. Merrick, Esq.
                                Kirkland & Ellis
                             200 East Randolph Drive
                             Chicago, Illinois 60601


                        CALCULATION OF REGISTRATION FEE


                                                   Proposed Maximum           Proposed Maximum
Title of Securities            Amount to be        Offering Price Per         Aggregate Offering          Amount of
to be Registered               Registered(1)       Share(2)                   Price(2)                    Registration Fee(2)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par
value per share                5,500,000 shares    $32.00                     $176,000,000                $48,928
-----------------------------------------------------------------------------------------------------------------------------------



(1) Pursuant to Rule 416, this Registration Statement shall be deemed to cover any additional shares of Common Stock which may be issuable pursuant to the antidilution provisions of the plans.

(2) This calculation is made solely for the purpose of determining the amount of the registration fee and is made pursuant to Rule 457(h) based upon the average of the high and low sales prices of the registrant's Common Stock as reported on the New York Stock Exchange on November 25, 1998.

         The purpose of this Registration Statement is to reflect the additional registration of shares of Common Stock of the Registrant to be issued pursuant to the Office Depot, Inc. Long-Term Equity Incentive Plan and shares of Common Stock of the Registrant to be issued pursuant to the Viking Direct Savings Related Share Option Scheme (the "Plans").


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION BY REFERENCE

                  This Registration Statement relates to 5,500,000 shares of Common Stock, $.01 par value (the "Common Stock"), of Office Depot, Inc. (the "Company") to be offered pursuant to exercise of options pursuant to the Plans.

                  The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in any subsequently filed document incorporated by reference.

                  1. Annual Report on Form 10-K for the Fiscal Year ended December 27, 1997.

                  2. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal period covered by the Registrant document referred to in (1) above.

                  3. All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and shall be a part hereof from the date of filing of such documents.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the filing requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Delray Beach, State of Florida on November 30, 1998.

                                                 OFFICE DEPOT, INC.

                                                 By: /s/ David I. Fuente
                                                     -----------------------
                                                     David I. Fuente
                                                     Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 30, 1998.


        SIGNATURE                              CAPACITY
        ---------                              --------


/s/ David I. Fuente                         Chairman of the Board and Chief Executive
-------------------------------------       Officer (Principal Executive Officer)
David I. Fuente



/s/ John C. Macatee                         President and Chief Operating Officer and
------------------------------------        Director
John C. Macatee



/s/ Barry J. Goldstein                      Chief Financial Officer and Executive Vice
-----------------------------------         President-Finance (Principal Financial
Barry J. Goldstein                          Officer)



/s/ Irwin Helford                           Vice Chairman and Director
-----------------------------------
Irwin Helford



/s/ M. Bruce Nelson                         Corporate Executive Officer and Director
-----------------------------------
M. Bruce Nelson



/s/ Lee A. Ault, III                        Director
-----------------------------------
Lee A. Ault, III



/s/ Neil R. Austrian                        Director
-----------------------------------
Neil R. Austrian



/s/ Cynthia R. Cohen                        Director
-----------------------------------
Cynthia R. Cohen



/s/ W. Scott Hedrick                        Director
-----------------------------------
W. Scott Hedrick






/s/ James L. Heskett                        Director
-----------------------------------
James L. Heskett


/s/ Michael J. Myers                        Director
-----------------------------------
Michael J. Myers


/s/ Frank P. Scruggs, Jr.                   Director
-----------------------------------
Frank P. Scruggs, Jr.


/s/ Peter J. Solomon                        Director
-----------------------------------
Peter J. Solomon



                                INDEX TO EXHIBITS



                                                                                               SEQUENTIALLY
         EXHIBIT                                                                                  NUMBERED
           NO.                     DESCRIPTION OF EXHIBIT                                          PAGE
           ---                     ----------------------                                      ------------

          5.1              Opinion of Kirkland & Ellis

         23.1              Independent Auditors Consent

         23.2 Consent of Kirkland & Ellis (contained in their opinion filed as Item 5.1)



